UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 14, 2025

EBR SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-56671	57-1164669
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Oakmead Parkway Sunnyvale, CA 94085
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code: (408) 720-1906

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None.	None.	None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On April 14, 2025, EBR Systems, Inc. (the “Company”) issued a press release announcing that the Centers for Medicare & Medicaid Services (CMS) has proposed approval of the New Technology Add-On Payment (NTAP) for EBR’s WiSE CRT System. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Company intend to use its website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Such disclosures will be included on the Company’s website in the ‘Investor Relations’ sections. Accordingly, investors should monitor such portions of the Company’s website, in addition to following its press releases, filings with the Securities and Exchange Commission and public conference calls and webcasts.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description

99.1	Press Release dated April 14, 2025.

104	Cover Page Interactive Data (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 15, 2025	EBR SYSTEMS, INC.

	By:	/s/ John McCutcheon
	Name:	John McCutcheon
	Title:	Chief Executive Officer